Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-227488, 333-272373, 333-27779, 333-281435 and 333-287677) and Form S-3 (Nos. 333-265286, 333-265291, 333-276844 and 333-287676) of Entera Bio Ltd. of our report dated March 27, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
March 27, 2026